EXECUTION VERSION
CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

UNIT PURCHASE AGREEMENT
THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2018, by and among Laramie Energy, LLC, a Delaware limited liability company (the “Company”), EnCap Energy Capital Fund VI, L.P., a Texas limited partnership (“Fund VI”), and EnCap Energy VI-B Acquisitions, L.P., a Texas limited partnership (“Fund VI-B”, and together with Fund VI, “Sellers”, and each, a “Seller”).
RECITALS:

A.
The Company was formed in May 2012 and is principally engaged in the business of owning and operating oil and gas and related assets in the Piceance Basin. The Company’s capital structure includes a class of membership interests denoted and defined in the Amended Company Agreement (as defined herein) as “Class A Units” (such Class A Units being herein called “Company Class A Units”).

B.
Laramie Energy II, LLC, a Delaware limited liability company (“Laramie II”), was formed in June 2007. Laramie II’s capital structure includes a class of membership interests denoted and defined in the Laramie II LLC Agreement (as defined herein) as “Class A Units” (such Class A Units being herein called “Laramie II Class A Units”).

C.	Laramie II is a member of the Company and owns 344,519 Company Class A Units.

D.	Sellers are members of Laramie II. Fund VI owns 796,763.7 Laramie II Class A Units and Fund VI-B owns 436,133.8 Laramie II Class A Units.

E.
Each Seller, on the one hand, and the Company and Laramie II, on the other hand, deem it in their mutual best interests for such Seller to sell, and for the Company to purchase and redeem, such Seller’s respective direct and indirect interests in Laramie II and the Company.

F.	To effectuate the transaction contemplated in Paragraph E above and for other good and valid reasons:
First, Laramie II will be voluntarily dissolved by its board of managers, and the business and affairs of Laramie II will be wound up in accordance with Article X of the Laramie II LLC Agreement and Section 18-801, et seq., of the Delaware Limited Liability Company Act, as amended (the “Dissolution”). As part of the Dissolution, Laramie II will distribute to each of its members (including Fund VI and Fund VI-B) its respective allocable share of the assets of Laramie II, including the Company Class A Units and cash on hand. In connection therewith, Laramie II will distribute 138,795 Company Class A Units to the Sellers in the aggregate (such Company Class A Units, the “Subject Units”), with Fund VI receiving 89,697 Company Class A Units and Fund VI-B receiving 49,098 Company Class A Units, respectively.

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Second, each Seller will sell to the Company, and the Company will purchase and redeem, such Seller’s Subject Units pursuant to this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:
1.    Defined Terms. When used in this Agreement, the following terms shall have the meanings assigned to them below:
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” has the meaning assigned to it in the preamble.
“Amended Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement for the Company dated as of February 22, 2016, as amended by (i) Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement dated as of February 28, 2018, and (ii) Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement dated as of the date hereof.
[***]
“Assignment of Membership Units” means the assignment and assumption of membership units in the form attached hereto as Exhibit A.
“Board Member” has the meaning set forth in the Amended Company Agreement.
“Closing” has the meaning assigned to it in Section 2.
“Closing Date” means the date on which the Closing occurs.
“Company” has the meaning assigned to it in the preamble.
“Company Class A Units” has the meaning assigned to it in Recital A.
“Contractual Obligation” means, as to the Company, any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Credit Facility” means that certain $400,000,000 secured revolving credit facility, as amended, with J.P. Morgan Securities and Wells Fargo Securities LLC, each as an arranger, JP Morgan Chase Bank, N.A., as the administrative agent, and the lenders that are parties thereto.
“Dissolution” has the meaning assigned to it in Recital F.
“Former Board Designee” means any person designated to serve (and who did serve) as a Board Member prior to Closing, including any Board Members designated by Sellers.
“Fund VI” has the meaning assigned to it in the preamble.
“Fund VI-B” has the meaning assigned to it in the preamble.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Laramie II” has the meaning assigned to it in Recital B.
“Laramie II Class A Units” has the meaning assigned to it in Recital B.
“Laramie II LLC Agreement” means the Limited Liability Company Agreement of Laramie II dated as of June 8, 2007, as amended by Amendment No. 1 to Limited Liability Company Agreement dated as of February 1, 2012, as further amended by Amendment No. 2 to Limited Liability Company Agreement dated as of August 31, 2012, and as further amended by Amendment No. 3 to Limited Liability Company Agreement dated as of March 9, 2015.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

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CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Mutual Release” means the General Mutual Release substantially in the form attached hereto as Exhibit B in all material respects.
“Organizational Documents” means when used (i) with respect to the Company, the Company’s certificate of formation and the Amended Company Agreement, as may be further amended or restated from time to time; and (ii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, limited liability company, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
“Purchase Price” has the meaning assigned to such term in Section 2.
“Sellers” and “Seller” have the meanings assigned to them in the preamble.
“Subject Units” has the meaning assigned to such term in Recital F.
“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Unit” has the meaning set forth in the Amended Company Agreement.
“Wells Fargo Member” has the meaning set forth in the Amended Company Agreement.
2.    Purchase and Sale of Subject Units. The closing of the transactions contemplated herein (the “Closing”) shall occur within five business days after the conditions precedent set forth in Section 5 have been satisfied or waived by the appropriate party. At Closing, each Seller shall sell to the Company, and the Company shall purchase and redeem from each Seller, such Seller’s Subject Units, free and clear of any Liens, for an aggregate purchase price of [***] (the “Purchase Price”), apportioned between the Sellers as follows:
[***]

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There shall be no prorations to the Purchase Price for the Subject Units or other adjustments with respect to any individual assets or liabilities of the Company or capital accounts of the other members as of the Closing Date.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants to Sellers that:
(a)    Existence, Qualification and Power; Compliance with Laws. The Company (i) is duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) has all requisite limited liability company power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business, and (B) execute, deliver and perform its obligations under this Agreement; and (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.
(b)    Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary limited liability company action, and do not and will not (i) contravene the terms of any Organizational Documents of the Company; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation (including the Credit Facility), or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (iii) violate any Law binding upon the Company.
(c)    Binding Effect. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(d)    Taxes. All material federal, state and other tax returns and reports required to be filed by or with respect to the Company have been duly and timely filed, and all material federal, state and other taxes, assessments, fees and other governmental charges owed by the Company or for which the Company may be liable that have become due and payable have been paid in full, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed material tax assessment against the Company. There are no Liens (other than Liens for current period taxes that are not yet due and payable) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax, assessment, fee and other governmental charge in the nature of a tax.

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The Company is, and at all times since its inception has been, properly classified as a partnership for U.S. income tax purposes.
(e)    Disclosure. None of the representations and warranties contained herein or in any certificate, instrument or writing furnished to Sellers by or on behalf of the Company in connection with the Closing intentionally contains an untrue statement of material fact or intentionally omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.
4.    Representations and Warranties of Sellers. Each Seller, with respect to itself only and not the other Seller, hereby severally (and not jointly or jointly and severally) represents and warrants to the Company that:
(a)    Existence, Qualification and Power; Compliance with Laws. Such Seller (i) is duly organized, validly existing and in good standing under the Laws of the State of Texas; (ii) has all requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement; and (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where the conduct of its business requires such qualification.
(b)    Authority.
(i)    Such Seller has full partnership power and authority to enter into and perform its obligations under this Agreement; and
(ii)    This Agreement (A) has been duly authorized, executed and delivered by a Person authorized to do so on behalf of such Seller; and (B) constitutes the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with its terms, except as may be affected (1) by bankruptcy, insolvency, moratorium, reorganization and other similar Laws and judicial decisions affecting the rights of creditors generally and (2) by general principles of equity and public policy (regardless of whether considered at Law or in equity).
(c)    Laramie II Class A Units; Subject Units.
(i)    Immediately prior to the Dissolution, such Seller owns record and beneficial title to the Laramie II Class A Units specified for such Seller in Paragraph D of the Recitals hereto, free and clear of all Liens, other than the terms and provisions of the Laramie II LLC Agreement and restrictions on transfer that may be imposed by U.S. Federal or state securities laws.
(ii)    After the Dissolution and at Closing and subject to the proviso below, such Seller owns record and beneficial title to such Seller’s Subject Units, free and clear of all Liens, other than the terms and provisions of the Amended Company Agreement and restrictions on transfer that may be imposed by U.S. Federal or state

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securities laws; provided, however, that in making the foregoing representation and warranty, such Seller has assumed that Laramie II had not at any time sold, transferred, assigned, pledged or otherwise subjected to a Lien, all or any portion of the Company Class A Units held by Laramie II, other than the distribution of Company Class A Units contemplated by Paragraph F of the Recitals hereto.
(d)    Disclosure. None of the representations and warranties contained herein or in any certificate, instrument or writing furnished to the Company by or on behalf of Sellers in connection with the Closing intentionally contains an untrue statement of material fact or intentionally omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.
5.    Closing Conditions to Purchase and Redemption of Subject Units.
(a)    The Company’s obligation to purchase and redeem the Subject Units from Sellers in exchange for payment of the Purchase Price is subject to the satisfaction or waiver by the Company of the conditions contained in this Section 5(a):
(i)    The Dissolution of Laramie II shall have occurred and each Seller shall have received from Laramie II its respective Subject Units and allocable share of cash on hand as referenced in Recital F.
(ii)    The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects.
(iii)    Sellers shall have executed and delivered the Assignment of Membership Units to the Company.
(iv)    Sellers shall have executed and delivered the Mutual Release to the Company.
(v)    The Company shall have received executed waivers of “tag-along” or other Unit transfer or participation rights or restrictions, if any, held by members of the Company (exclusive of Sellers) or other third parties, including the Senior Lenders under the Credit Facility.
(vi)    Each person currently a Board Member and designated by Sellers to serve in such capacity shall have executed and delivered a letter evidencing such person’s resignation from the board of managers of the Company.
(vii)    Each person currently a member of the board of managers of Laramie II and designated by Sellers to serve in such capacity shall have executed and delivered a letter evidencing such person’s resignation from such board.

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(b)    Sellers’ obligation to sell and transfer the Subject Units to the Company in exchange for receipt of the Purchase Price is subject to the satisfaction or waiver by Sellers of the conditions contained in this Section 5(b):
(i)    The Dissolution of Laramie II shall have occurred and each Seller shall have received from Laramie II its respective Subject Units and allocable share of cash on hand as referenced in Recital F.
(ii)    The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects.
(iii)    The Company shall have executed and delivered the Assignment of Membership Units to Sellers.
(iv)    The Company shall have executed and delivered the Mutual Release to Sellers.
6.    Public Disclosure. Any public announcements regarding the terms of this Agreement, the Dissolution or the transactions contemplated hereby and thereby shall be made only with the mutual consent of Sellers and the Company, which consent shall not be unreasonably withheld or delayed, except as may be required, and to the extent required, by applicable Law.
7.    Exculpation and Indemnification Provisions. The Company agrees that after the Closing, (i) the exculpation and indemnification provisions set forth in Section 5.7 of the Amended Company Agreement shall continue as to any Former Board Designee and, to the extent permissible thereunder, shall inure to the benefit of the heirs, executors and administrators of such Former Board Designee and (ii) no amendment or repeal of the exculpation and indemnification provisions set forth in Section 5.7 of the Amended Company Agreement which adversely affects the rights of any Former Board Designee under such provisions with respect to the acts or omissions of such Former Board Designee in his capacity as a Board Member prior to such amendment or repeal shall be effective without the prior written approval of such Former Board Designee. The Company also agrees that it will use its reasonable best efforts to include a Former Board Designee as a covered person under any directors and officers liability insurance policy carried by the Company after the Closing.
8.    Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement, or any certificate or instrument delivered by any party pursuant to or in connection with this Agreement, shall survive indefinitely the execution and delivery of this Agreement, and all statements contained in any certificate or other instrument delivered by any party hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company or Sellers, respectively.
9.    Parties In Interest. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. Nothing in

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this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement.
10.    Further Assurances. The parties agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.
11.    Governing Law. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law principles.
12.    Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitute the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among such parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
13.    Amendments and Waivers. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
14.    Titles and Subtitles. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
15.    Construction. The parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign Law will also be deemed to refer to such Law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. The word “or” is not exclusive and the words “including,” “includes” and “include” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

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16.    Incorporation of Attachments. The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
17.    Expenses. Each party shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal and accounting fees.
18.    Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by Law or equity. Notwithstanding the foregoing, in no event shall the parties hereto have a right to consequential, indirect, special, incidental, exemplary or punitive damages.
19.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A facsimile or an electronically scanned copy of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof.
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LARAMIE ENERGY, LLC

By:    /s/ Robert S. Boswell
Name:    Robert S. Boswell
Title:    Chairman and Chief Executive Officer
ENCAP ENERGY CAPITAL FUND VI, L.P.

By:	EnCap Equity Fund VI GP, L.P., its General Partner

By:	EnCap Investments L.P., its General Partner

By:	EnCap Investments GP, L.L.C., its General Partner

By:	/s/ D. Martin Phillips

Name:	D. Martin Phillips
Title:    Managing Partner
ENCAP ENERGY VI-B ACQUISITIONS, L.P.

By:	EnCap VI-B Acquisitions GP, LLC, its General Partner

By:	EnCap Energy Capital Fund VI-B, L.P., its Sole Member

By:	EnCap Equity Fund VI GP, L.P., its General Partner

By:	EnCap Investments L.P., its General Partner

By:	EnCap Investments GP, L.L.C., its General Partner
By:    /s/ D. Martin Phillips
Name:    D. Martin Phillips
Title:    Managing Partner

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